Exhibit 99.9

THE HOME SAVINGS AND LOAN COMPANY 401(k) SALARY SAVINGS PLAN

NON-TRANSFERABLE SUBSCRIPTION RIGHTS ELECTION FORM

THIS FORM MUST BE COMPLETED AND RETURNED TO UNITED COMMUNITY FINANCIAL CORP.

BY         P.M., EASTERN TIME, ON                     , 2013

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN UNITED COMMUNITY FINANCIAL CORP.’S PROSPECTUS DATED                     , 2013 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM REGISTRAR AND TRANSFER COMPANY BY CALLING (800) 368-5948.

Employee:	Employee Social Security Number:

Date of Birth:	Employee Number:

Work Phone:	Date of Hire:

Home Phone:	Home Address:

Spouse Name:	Spouse Date of Birth:

SECTION I. RIGHTS OFFERING ELECTION

As a participant in The Home Savings and Loan Company 401(k) Salary Savings Plan (the “401(k) Plan”), I acknowledge receipt of your letter and the enclosed materials relating to the grant of non-transferable rights (“Rights”) to purchase shares of common stock, without par value (“Common Shares”), of United Community Financial Corp. (the “Company”).

I (we) hereby instruct as follows:

(CHECK THE APPLICABLE BOXES AND PROVIDE ALL REQUIRED INFORMATION)

Box 1.  ☐        Please DO NOT EXERCISE RIGHTS for Common Shares.

Box 2.  ☐        Please EXERCISE RIGHTS for Common Shares as set forth below:

Number of Common Shares Being Purchased (the sum of (A) and (C) below):

Total Subscription Payment Required (the sum of (B) and (D) below):

Basic Subscription Privilege

As described in the accompanying Prospectus, I have received the right (each a “Right”) to purchase .06 Common Shares for each Common Share owned as of 5:00 p.m., Eastern Time, on the Record Date. The basic subscription privilege allows me to subscribe for one Common Share at a subscription price of $2.75 per share.

I exercise ---------	Rights pursuant to my basic subscription privilege	x	.06	=		(A)
			(no. of new shares per Right)		(no. of new shares)

Therefore, -------- I apply for	Common Shares pursuant to my basic subscription privilege	x	$2.75	=		(B)
			(Subscription Price)		(price of new shares)

Oversubscription Privilege

As described in the accompanying Prospectus, in the event that I purchase all of the Common Shares available to me pursuant to my basic subscription privilege, I may also choose to purchase a portion of any Common Shares that are not purchased by the Company’s other shareholders through the exercise of their basic subscription privileges (the “Unsubscribed Shares”).

I have purchased all Common Shares available to me pursuant to my basic subscription privilege and wish to purchase additional Common Shares pursuant to my oversubscription privilege.

☐  Yes    ☐  No

I exercise ---------	Rights pursuant to my oversubscription privilege	x	.06	=		(C)
			(no. of new shares per Right)		(no. of new shares)

Therefore, -------- I apply for	Unsubscribed Shares pursuant to my oversubscription privilege	x	$2.75	=		(D)
			(Subscription Price)		(price of new shares)

PAYMENT

If you elect to participate in the Rights Offering,                             , the administrator of the 401(k) Plan, will instruct                             , the Plan Trustee, to liquidate funds in your 401(k) Plan account invested in the UCFC Rights Offering Liquidity Fund in an amount equal to the Total Subscription Payment Required (the sum of (B) and (D) above).

SECTION II. AUTHORIZATION AND CERTIFICATION

By executing this Non-Transferable Subscription Rights Election Form:

(i)	I authorize Registrar and Transfer Company (the “Subscription Agent”) and the Plan Trustee to subscribe for the number of Common Shares listed in Section I of this form in accordance with the Rights Offering and to liquidate funds in my 401(k) Plan account invested in the UCFC Rights Offering Liquidity Fund on my behalf in order for me to participate in the Rights Offering, and agree that this election shall remain in effect until the Expiration Date of the Rights Offering stated in the Prospectus.

(ii)	I certify that, after giving effect to my participation in the Rights Offering, and taking into account my holdings within and outside the 401(k) Plan and the holdings of my affiliates, I will not exceed the overall beneficial ownership limitation described in the Prospectus of the Company’s outstanding Common Shares.

(iii)	I acknowledge and agree that:

a.	if the value of the investments in the UCFC Rights Offering Liquidity Fund I have instructed the Plan Trustee to liquidate does not equal or exceed the Total Subscription Payment Required shown in Section I above, the Rights held by my 401(k) Plan account will be exercised for Common Shares to the fullest extent possible based on the cash value of my 401(k) Plan account invested in the UCFC Rights Offering Liquidity Fund;

b.	book entry shares (in lieu of certificates) representing Common Shares duly subscribed and paid for will be issued as soon as practicable after the termination of the Rights Offering in accordance with the terms of the Prospectus. I understand that these Common Shares will be credited to my 401(k) Plan account and will not be issued to me personally;

c.	if I fail to properly complete and duly sign this Non-Transferable Subscription Rights Election Form or otherwise fail to follow the subscription procedures that apply to the exercise of my Rights before 5:00 p.m., Eastern Time, on , 2013, my subscription will be rejected;

d.	neither the Company, the Subscription Agent nor the Plan Trustee accepts any responsibility to contact me (us) concerning an incomplete or incorrect Non-Transferable Subscription Rights Election Form, nor are they under any obligation to correct my Non-Transferable Subscription Rights Election Form; and

e.	each of the Company, the Subscription Agent and the Plan Trustee has the sole discretion to determine whether my subscription exercise properly complies with the subscription procedures.

(iv)	I agree to all of the terms and conditions of this Non-Transferable Subscription Rights Election Form and also those of the Prospectus, which is incorporated into this Non-Transferable Subscription Rights Election Form by reference.

Participant Signature	Date

Signature of Authorized Company Employee	Date

FOR COMPANY’S OFFICE USE ONLY:

Date Received	System Entry Date